                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of International Remote Imaging Systems, Inc. ("IRIS") on Form S-3 of our report dated March 21, 1997 (except for Note 8 and Note 14, for which the dates are April 10, 1997 and April 6, 1997, respectively) on our audits of the consolidated balance sheets of IRIS as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, which report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         We further consent to the reference to our firm under "Experts" in this registration statement on Form S-3 of IRIS.



Coopers & Lybrand L.L.P.



  /s/ Coopers & Lybrand L.L.P.
-------------------------------


Los Angeles, California
May 12, 1997